Exhibit 99.1

Guardion Health Sciences Announces Financial Results

for the Quarter Ended June 30, 2022

Viactiv® Product Line contributes to Highest Quarterly Revenue in

Company History of approximately $3.275 Million,

Shows Significant Revenue Growth from Prior Quarter

HOUSTON, TEXAS – August 11, 2022 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition company that offers a portfolio of science-based, clinically-supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients, announced its financial results for the quarter ended June 30, 2022. The Company also provided a corporate update to stockholders.

The financial highlights presented below were materially impacted by the Company’s June 1, 2021 acquisition of the Viactiv® line of supplement chews for bone health and other applications, which are profitably marketed through many of the nation’s largest retailers, including, among others, Walmart (retail and online), Target and Amazon. The acquisition significantly transformed the business and operations of the Company during 2022 as compared to 2021, such that comparisons of the three months ended June 30, 2022 to the three months ended June 30, 2021 demonstrate the substantial impact that this acquisition has had on the Company’s results of operations.

Financial highlights for the three months ended June 30, 2022 included the following:

●	Net revenues were $3,275,213 for the three months ended June 30, 2022, as compared to net revenues of $1,223,720 for the three months ended June 30, 2021. Net revenues for the three months ended June 30, 2021 included only one month of revenues from the Viactiv® product line, as compared to a full three months of revenues from the Viactiv® product line for the three months ended June 30, 2022.

●	Net revenues for the three months ended June 30, 2022 were $3,275,213, as compared to net revenues of $2,384,619 for the three months ended March 31, 2022, an increase of $890,594 or 37.3%.

●	Gross profit was $1,399,544 for the three months ended June 30, 2022, as compared to gross profit of $558,501 for the three months ended June 30, 2021, reflecting gross margins of 42.7% and 45.6%, respectively. The primary reason for the 2.9 percentage point decrease in gross margin for the three months ended June 30, 2022 related to an impairment charge of $109,363 in such period for out-of-date product packaging materials.

●	Gross profit was $1,399,544 for the three months ended June 30, 2022, as compared to gross profit of $1,096,457 for the three months ended March 31, 2022, reflecting gross margins of 42.7% and 46.0%, respectively. The primary reason for the 3.3 percentage point decrease in gross margin for the three months ended June 30, 2022 related to an impairment charge of $109,363 in such period for out-of-date product packaging materials.

●	Loss from operations was $(1,711,578) for the three months ended June 30, 2022, as compared to a loss from operations of $(4,540,554) for the three months ended June 30, 2021. The loss from operations for the three months ended June 30, 2021 included $2,103,680 of transaction costs related to the 2021 acquisition of the Viactiv® product line.

●	Basic and diluted net loss per share for the three months ended June 30, 2022 was $(0.03), as compared to $(0.19) for the three months ended June 30, 2021, based on 61,553,137 weighted average common shares outstanding for the three months ended June 30, 2022, as compared to 24,426,993 weighted average common shares outstanding for the three months ended June 20, 2021.

Financial highlights for the six months ended June 30, 2022 included the following:

●	Net revenues were $5,659,832 for the six months ended June 30, 2022, as compared to net revenues of $1,457,017 for the six months ended June 30, 2021. Net revenues for the six months ended June 30, 2021 included only one month of revenues from the Viactiv® product line, as compared to a full six months of revenues from the Viactiv® product line for the six months ended June 30, 2022.

●	Gross profit was $2,496,001 for the six months ended June 30, 2022, as compared to gross profit of $658,762 for the six months ended June 30, 2021, reflecting gross margins of 44.1% and 45.2%, respectively. The primary reason for the 1.1 percentage point decrease in gross margin for the six months ended June 30, 2022 related to an impairment charge of $109,363 in such period for out-of-date product packaging materials.

●	Loss from operations was $(4,331,626) for the six months ended June 30, 2022, as compared to a loss from operations of $(7,210,079) for the six months ended June 30, 2021. The loss from operations for the six months ended June 30, 2021 included $2,103,680 of transaction costs related to the 2021 acquisition of the Viactiv® product line

●	Basic and diluted net loss per share for the six months ended June 30, 2022 was $(0.09), as compared to $(0.31) for the six months ended June 30, 2021, based on 50,462,141 weighted average common shares outstanding for the six months ended June 30, 2022, as compared to 22,897,683 weighted average common shares outstanding for the six months ended June 20, 2021.

●	Net cash used in operations was $(4,800,765) for the six months ended June 30, 2022, as compared to $(7,285,354) for the six months ended June 30, 2021.

●	In February 2022, the Company completed a public offering of shares of common stock, Class A Warrants and Class B Warrants, generating gross proceeds of $11,100,000 and net proceeds, after deducting offering expenses, of $9,968,939. Included in the offering were net proceeds of $1,134,040 from the exercise of warrants.

●	As of June 30, 2022, the Company had cash and short-term investments of $14,231,309 and working capital of $17,406,114.

Additional significant events that occurred during the three months and six months ended June 30, 2022 and subsequently included the following:

●	The Company’s new Omega Boost Gel Bites, the first expansion of the Viactiv® brand since its acquisition in June 2021, were introduced on the Company’s Shopify website during the three months ended March 31, 2022 and subsequently made available on Amazon.com during the three months ended June 30, 2022. The 1,200 mg Omega-3 Gel Bites serving is designed to provide total body support, including cardiovascular, brain, joint, and eye health.

●	The Company entered into an agreement with OmegaQuant Laboratories, an independent, CLIA-certified laboratory located in Sioux Falls, South Dakota, that offers an extensive suite of clinical tests to researchers, clinicians and the public, including Omega-3 Index, Vitamin D, Prenatal DHA and Mother’s Milk DHA testing. OmegaQuant Laboratories has been retained to conduct further studies on the impact of Omega Boost Gel Bites on overall health. OmegaQuant Laboratories performs fatty acid analysis for commercial and academic research collaborators and for consumers interested in monitoring their nutritional status in both blood and breast milk. The Omega-3 Index tests measure all the fatty acids in the blood, and reports levels of all 24 fatty acids, as well as the Omega-3 index, Ratios, and the Trans Fat Index.

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented:

“We reported our highest quarterly revenue in Guardion’s history in the second quarter of 2022 despite continued supply chain constraints that prevented us from fully restocking one of our largest legacy retailers. These results were encouraging, and I remain optimistic for the future of Guardion despite the currently challenging macro environment. Additionally, I am very pleased with the quarter-over-quarter growth in revenues we experienced in the second quarter of 2022 as compared to the first quarter of 2022. The approximately 37% increase in revenues in the second quarter of 2022, as compared to the first quarter of 2022, was attributable to a combination of factors, including additional Viactiv® calcium chew inventory, the recent launch of our new Omega Boost Gel Bites, and our focused marketing activities. We are optimistic that, as the supply constraints begin to improve, we should see further increases in revenues.”

“Our focus on building a strong foundation for our business, and demonstrating growth and commercial success from that foundation, is continuing, and we believe that the Company’s improved financial performance in the second quarter and six months of 2022 demonstrates that focus. Our June 2021 acquisition of the Viactiv® product line is fueling the increase in our revenues in 2022, both quarter-over-quarter and year-over-year. We also significantly reduced the operating loss during the second quarter of 2022.”

“We are continuing our focus on achieving three key objectives – demonstrating commercial success, strengthening our commercial engine, and strengthening our clinical nutrition strategy – as we seek to maximize stockholder value by acquiring, developing and marketing a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients.”

“We have continued to actively work toward the fulfillment of these key objectives through increased availability of our calcium chews, expanded sales channels through the launch of a direct-to-consumer eCommerce capability on our website viactiv.com, the introduction of Omega Boost Gel Bites and the launch on our website, followed by the launch on Amazon. We are working to further expand our distribution of existing products, as well as to introduce additional products.”

“Concurrently, we continue to develop our brand strategy and, as stated, expand our sales channels, while also focusing on ensuring that scientific support for our products meets our high standards, as exemplified by our recent agreement with OmegaQuant Laboratories to provide high quality professional studies regarding Omega Boost Gel Bites. In the meantime, we look to continue to develop and/or acquire new products that fit into our existing strategy, while also constantly evaluating our existing business lines to ensure they continue to meet our overall strategies.”

“We believe our cash resources remain sufficient to advance the Company’s strategy to build a vital clinical nutrition company with recognized brands and consumer trust. We continue to appreciate our stockholders’ patience as we embark on these important strategic initiatives and we look forward to reporting our continuing progress to you,” concluded Mr. Scholtes.

Financial Results

Additional information with respect to the Company’s business, operations and financial condition as of and for the quarter ended June 30, 2022 is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition company that offers a portfolio of science-based, clinically supported products designed to support the health needs of consumers, healthcare professionals and providers and their patients. The Company’s combination of expertise and scientifically supported products is the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of the Viactiv acquisition and possibly additional acquisition targets, the impact of the Covid-19 pandemic, supply chain disruptions, inflation and a potential recession on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

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